Clarus Corporation Announces Second Quarter Financial Results

-- Actual Results Include One Month Contribution from Black Diamond Equipment and Gregory Mountain Products, Transaction and Other Related Costs --

-- Pro Forma Revenue Indicates Organic Growth For the Three and Six Month Periods --

-- Company Expects Full Year Pro Forma Revenue of $120 million to $125 million --

Salt Lake City, UT, (August 4, 2010) -- Clarus Corporation (NASDAQ: BDE) (the “Company”), a leading developer, manufacturer and distributor of branded outdoor recreation equipment and lifestyle products, today reported results for the second quarter, ended June 30, 2010.

The Company closed its acquisitions of Black Diamond Equipment (“BDE”) and Gregory Mountain Products (“Gregory”) on May 28, 2010 (the “Acquisitions”), and therefore its second quarter financial results reflect only one month of operating contribution from those businesses.  Additionally, a number of transaction expenses, merger and integration costs, restructuring charges, non-cash stock-based equity charges, and other non-cash charges and gains significantly affected results for the period.  Because the Company had no operations at the time of the acquisitions, Black Diamond Equipment is considered to be our predecessor company (the “Predecessor”) for financial accounting purposes.  The Predecessor does not include the results of Gregory.

Three Month Results

Combined revenues in the second quarter were $19.0 million compared to $15.2 million during the three months ended June 30, 2009.  Combined results represent the results of the Company for the three months ended June 30, 2010, and the results of the Predecessor for the period from April 1, 2010 through May 28, 2010, the closing date of the Acquisitions, but does not include Gregory for April or May 2010.  Combined revenues for the three months ended June 30, 2009 represent the results of the Company for three months ended June 30, 2009 and the results of the Predecessor for the period from April 1, 2009 through June 30, 2009, but does not include Gregory for the three month period from April 1 through June 30, 2009.

Pro forma revenues for the second quarter, which include the combined results plus the results of Gregory for April and May 2010, were $23.7 million, an increase of 4% versus pro forma revenues of $22.8 million in the same period last year.  Following this press release is a reconciliation of revenue as reported to combined, pro forma revenue and gross profit as reported to combined, and combined adjusted and pro forma adjusted gross profit for the three and six month periods ended June 30, 2010 and 2009.

Combined gross profit and gross profit margins for the second quarter were $6.5 million and 34.0%, respectively.  Gross profit includes a $1.2 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting.  Excluding the $1.2 million fair value adjustment, combined adjusted gross margin for the three-month period ending June 30, 2010, would have been 40.1%.

Pro forma adjusted gross profit and adjusted gross margins for the second quarter, excluding the $1.2 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting for the three month period ending June 2010, would have been $9.4 million and 39.8% compared to $8.5 million and 37.1 % in the same period in 2009. The stronger gross margin is mainly due to economies of scale in our manufacturing operations.

Net income, as reported in the second quarter was $57.3 million, or $3.03 per diluted share.  A variety of factors affected this performance, including a non-cash gain associated with the recognition of a $65 million deferred tax asset, offset by a variety of acquisition related items and charges, as described above.

Peter Metcalf, Chief Executive Officer, commented, “We are very pleased to have experienced growth across nearly all of our businesses and product categories, despite what remains a very challenging economic environment.  We believe that our consumers regard our products and brands as transcendent discretionary purchases which enable them to advance their health and wellness through their participation in and affinity for the outdoor lifestyle.”

Warren B. Kanders, Executive Chairman, said, “We are very excited to have forged a combination of iconic brand leaders to serve as a global platform for growth and future cash-flow generation.  Our balance sheet is strong and we are prepared to build on our leadership position to create value for a wide range of consumers, customers, partners, and shareholders.  We believe that through a combination of organic growth and targeted acquisitions we have an opportunity to become a highly diversified provider of a wide range of outdoor and lifestyle products.”

Six Month Results

Combined revenues for the six months ended June 30, 2010 were $42.7 million compared to $36.0 million during the six months ended June 30, 2009.  Combined results represent the results of the Company for the six months ended June 30, 2010 and the results of the Predecessor for the period from January 1, 2010 through May 28, 2010, the closing date of the Acquisitions.  The Predecessor does not include the results of Gregory.

Pro forma revenues for the six months ended June 30, 2010, which include Gregory results for January through May, 2010, were approximately $56.8 million, an increase of 8.4% versus pro forma revenue of $52.4 million in the same period last year.

Combined gross profit and gross profit margins for the six months ending June 30, 2010 were $15.6 million and 36.5%, respectively.  Gross profit includes a $1.2 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting.  Excluding the $1.2 million fair value adjustment, combined gross margin for the six -month period ending June 30, 2010, would have been 39.2%.

Pro forma adjusted gross profit and adjusted gross margins for the six months ending June 30, 2010, excluding the $1.2 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting, would have been $22.5 million and 39.7% compared to $20.0 million and 38.2% in the same period in 2009. The stronger gross margin is mainly due to economies of scale in our manufacturing operations.

Net income, as reported for the six months ended June 30, 2010 was $54.9 million, or $3.05 per diluted share.  A variety of factors affected this performance, including a non-cash gain associated with the recognition of a $65 million deferred tax asset, offset by a variety of acquisition related items and charges, as described above.

Balance Sheet

Cash and cash equivalents at June 30, 2010, totaled $3.3 million.

Total long-term debt including the current portion of long term debt was $23.6 million at June 30, 2010, which included $9.9 million outstanding on our $35 million line of credit, and a discounted value of $13.2 million on our 5% subordinated notes, as well as $0.5 million in capital leases and other debt.  The face value of the 5% subordinated notes is $22.0 million.  In the second half of 2010, we expect to build our inventories and increase our borrowings on our line of credit for seasonal working capital increases.

Our net deferred tax asset totaled $48.9 million, at June 30, 2010, which includes a $65 million long-term deferred tax asset related to prior operating losses, a $3 million long-term deferred tax asset related to the discount on the 5% subordinated notes, partially offset by $18.3 million in deferred tax liabilities related to the step up in fair value of our assets from purchase accounting in excess of the assets tax basis and $0.8 million in other deferred tax liabilities.

Our Stockholders’ equity was $163.7 million or approximately $7.56 per share based on 21.7 million shares outstanding as of June 30, 2010.

Forward-Looking Guidance

For the full fiscal year, ending December 31, 2010, the Company expects pro forma revenues to range between $120 million and $125 million and, excluding acquisition related restructuring and integration costs, to be both profitable and cash flow positive.

Net Operating Loss

Clarus estimates that it has available net operating loss carryforwards for U.S. federal income tax purposes of approximately $237.5 million, after application of the limitation under Section 382 of the Internal Revenue Code.  Clarus’ common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of Clarus to use its existing NOLs for federal income tax purposes.  There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call Details

The Company will broadcast a listen-only conference call at 4:30 p.m. EDT on Wednesday, August 4, 2010. The call can be accessed by dialing 1-877-407-0789 (U.S. participants) or 1-201-689-8562 (International participants). Callers should ask to be connected to Clarus Corporation's second quarter 2010 teleconference and provide the conference ID number: 354785. To listen to a telephonic replay of the conference call, dial toll-free 1-877-660-6853 or 1-201-612-7415 (international) and enter account number 3055 and conference ID number 354785. The replay will be available beginning at 7:30 PM ET on August 4, 2010 and will last through August 18, 2010.

Annual Meeting Details

The Company also announced that it will hold its 2010 Annual Meeting of Stockholders on August, 5, 2010, beginning at 8:00 a.m. Mountain Daylight Time. The Annual Meeting will take place at Black Diamond’s headquarters located at 2084 East 3900 South Salt Lake City, Utah 84124. The record date for determining eligibility to vote at the Annual Meeting is June 24, 2010.

Following the conclusion of the Annual Meeting of Stockholders, the Company will sponsor a series of presentations and a tour of the Company’s Salt Lake City headquarters and manufacturing facility for the institutional investment community.  Space is limited.  Interested analysts and portfolio managers should contact Sam Gibbons of ICR, Inc. to RSVP and for details at (203) 682-8200.

About The Company

Clarus Corporation is a leading provider of outdoor recreation equipment and lifestyle products. The Company’s principal brands are Black Diamond™ and Gregory Mountain Products®. The Company develops, manufactures and distributes a broad range of products including carabiners, protection devices, belay and rappel equipment, helmets, ropes, ice-climbing gear, backcountry gear, technical backpacks, high-end day packs, tents, trekking poles, gloves, skis, ski bindings and ski boots. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities in Salt Lake City and southeast China, a distribution center in Germany and a sales and marketing office located outside Basel, Switzerland. For more information about us and our brands, please visit www.claruscorp.com, www.blackdiamondequipment.com, and www.gregorypacks.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., combined, combined adjusted and pro forma revenues and gross profit, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward Looking Statements

 This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. The Company cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the Company’s acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) our ability to successfully integrate Black Diamond and Gregory; (ii) our ability to realize financial or operating results as expected; (iii) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on the Company’s future earnings per share; (iv) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (v) our ability to implement our acquisition growth strategy or obtain financing to support such strategy; (vi) the loss of any member of our senior management or certain other key executives; (vii) our ability to utilize our net operating loss carry forward; and (viii) our ability to adequately protect our intellectual property rights. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

CLARUS CORPORATION
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE	TWO	THREE
	MONTHS	MONTHS	MONTHS	THREE MONTHS ENDED
	ENDED	ENDED	ENDED
		Predecessor			Predecessor
		Company (1)	Combined		Company (1)	Combined
	June 30, 2010	May 28, 2010	June 30, 2010	June 30, 2009	June 30, 2009	June 30, 2009

Revenue
Domestic sales	$4,036	$5,932	$9,968	$-	$7,815	$7,815
International sales	3,708	5,354	9,062	-	7,404	7,404
Total revenue	7,744	11,286	19,030	-	15,219	15,219

Cost of goods sold	5,936	6,628	12,564	-	9,996	9,996
Gross profit	1,808	4,658	6,466	-	5,223	5,223

Operating expenses
Selling, general and administrative	7,331	4,823	12,154	1,118	5,825	6,943
Restructuring charge	1,377	-	1,377	-	-	-
Merger and integration	780	-	780	-	-	-
Transaction costs	3,253	-	3,253	-	-	-

Total operating expenses	12,741	4,823	17,564	1,118	5,825	6,943

Operating income (loss)	(10,933)	(165)	(11,098)	(1,118)	(602)	(1,720)

Other income (expense)
Interest expense	(336)	(59)	(395)	-	(164)	(164)
Interest income	17	10	27	197	-	197
Other, net	112	1,511	1,623	-	136	136

Total other income (expense), net	(207)	1,462	1,255	197	(28)	169

Income (loss) before income tax	(11,140)	1,297	(9,843)	(921)	(630)	(1,551)
Income tax (benefit) provision	(68,433)	382	(68,051)		(171)	(171)
Net income (loss)	$57,293	$915	$58,208	$(921)	$(459)	$(1,380)

Earnings (loss) per share attributable
to stockholders:
Basic earnings (loss) per share	$3.08			$(0.05)

Diluted earnings (loss) per share	$3.03			$(0.05)

Weighted average common shares
outstanding for earnings per share:
Basic	18,625			16,867

Diluted	18,927			16,867

Note 1:  On May 28, 2010, we redeployed our assets through our acquisitions of Black Diamond Equipment, Ltd. (“BDE”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of BDE, BDE is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

CLARUS CORPORATION
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SIX MONTHS	FIVE MONTHS		SIX MONTHS
	ENDED	ENDED			ENDED
		Predecessor			Predecessor
		Company (1)	Combined		Company (1)	Combined
	June 30, 2010	May 28, 2010	June 30, 2010	June 30, 2009	June 30, 2009	June 30, 2009

Revenue
Domestic sales	$4,036	$15,751	$19,787	$-	$16,338	$16,338
International sales	3,708	19,192	22,900	-	19,669	19,669
Total revenue	7,744	34,943	42,687	-	36,007	36,007

Cost of goods sold	5,936	21,165	27,101	-	23,131	23,131
Gross profit	1,808	13,778	15,586	-	12,876	12,876

Operating expenses
Selling, general and administrative	8,199	12,138	20,337	2,130	12,450	14,580
Restructuring charge	1,377	-	1,377	-	-	-
Merger and integration	780	-	780	-	-	-
Transaction costs	4,762	-	4,762	-	-	-

Total operating expenses	15,118	12,138	27,256	2,130	12,450	14,580

Operating income (loss)	(13,310)	1,640	(11,670)	(2,130)	426	(1,704)

Other income (expense)
Interest expense	(336)	(165)	(501)	-	(626)	(626)
Interest income	39	3	42	608	-	608
Other, net	112	1,803	1,915	-	225	225

Total other income (expense), net	(185)	1,641	1,456	608	(401)	207

Income (loss) before income tax	(13,495)	3,281	(10,214)	(1,522)	25	(1,497)
Income tax (benefit) provision	(68,433)	966	(67,467)	-	9	9
Net income (loss)	$54,938	$2,315	$57,253	$(1,522)	$16	$(1,506)

Earnings (loss) per share attributable
to stockholders:
Basic earnings (loss) per share	$3.09			$(0.09)

Diluted earnings (loss) per share	$3.05			$(0.09)

Weighted average common shares
outstanding for earnings per share:
Basic	17,751			16,867

Diluted	18,025			16,867

Note 1:  On May 28, 2010, we redeployed our assets through our acquisitions of Black Diamond Equipment, Ltd. (“BDE”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of BDE, BDE is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM REVENUES AND GROSS PROFIT TO PROFORMA REVENUES
AND PROFORMA ADJUSTED GROSS PROFIT AND PROFORMA ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2010		June 30, 2009

Revenues as reported	$7,744	Revenues as reported	$-
Revenues for Predecessor two months ended 5/28/10	11,286	Revenues for Predecessor three months ended 6/30/09	15,219
Combined revenues	19,030	Combined revenues	15,219
Revenues for Gregory two months ended 5/28/10	4,705	Revenues for Gregory three months ended 6/30/09	7,608
Proforma revenues	$23,735	Proforma revenues	$22,827

Proforma revenue growth	4.0%

SIX MONTHS ENDED

	June 30, 2010		June 30, 2009

Revenues as reported	$7,744	Revenues as reported	$-
Revenues for Predecessor five months ended 5/28/10	34,943	Revenues for Predecessor six months ended 6/30/09	36,007
Combined revenues	42,687	Combined revenues	36,007
Revenues for Gregory five months ended 5/28/10	14,161	Revenues for Gregory six months ended 6/30/09	16,436
Proforma revenues	$56,848	Proforma revenues	$52,443

Proforma revenue growth	8.4%

RECONCILIATION FROM REVENUES AND GROSS PROFIT TO PROFORMA REVENUES
AND PROFORMA ADJUSTED GROSS PROFIT AND PROFORMA ADJUSTED GROSS MARGIN (CONTINUED)

THREE MONTHS ENDED

	June 30, 2010		June 30, 2009

Gross profit as reported	$1,808	Gross profit as reported	$-
Gross profit for Predecessor two months ended 5/28/10	4,658	Gross profit for Predecessor three months ended 6/30/09	5,223
Combined gross profit	6,466	Combined gross profit	5,223
Plus inventory fair value of purchase accounting	1,163	Plus inventory fair value of purchase accounting	-
Combined adjusted gross profit	7,629	Combined adjusted gross profit	5,223
Gross profit for Gregory two months ended 5/28/10	1,807	Gross profit for Gregory three months ended 6/30/09	3,241
Proforma adjusted gross profit	$9,436	Proforma adjusted gross profit	$8,464

Combined gross margin	34.0%	Combined gross margin	34.3%

Combined adjusted gross margin	40.1%	Combined adjusted gross margin	34.3%

Proforma adjusted gross margin	39.8%	Proforma adjusted gross margin	37.1%

SIX MONTHS ENDED

	June 30, 2010		June 30, 2009

Gross profit as reported	$1,808	Gross profit as reported	$-
Gross profit Predecessor five months ended 5/28/10	13,778	Gross profit Predecessor six months ended 6/30/09	12,876
Combined gross profit	15,586	Combined gross profit	12,876
Plus inventory fair value of purchase accounting	1,163	Plus inventory fair value of purchase accounting	-
Combined adjusted gross profit	16,749	Combined adjusted gross profit	12,876
Gross profit Gregory five months ended 5/28/10	5,798	Gross profit for Gregory six months ended 6/30/09	7,146
Proforma adjusted gross profit	$22,547	Proforma adjusted gross profit	$20,022

Combined gross margin	36.5%	Combined gross margin	35.8%

Combined adjusted gross margin	39.2%	Combined adjusted gross margin	35.8%

Proforma adjusted gross margin	39.7%	Proforma adjusted gross margin	38.2%

COMPANY CONTACTS:

Warren B. Kanders
Executive Chairman
203-428-2000
wbkanders@bdel.com

Peter Metcalf
President and Chief Executive Officer
801-278-5552
peter.metcalf@bdel.com

INVESTOR RELATIONS CONTACT:

ICR, Inc.
James Palczynski
Principal and Director
203-682-8229
jp@icrinc.com

MEDIA RELATIONS CONTACTS:

ICR, Inc.
James McCusker
Vice President
203-682-8245
James.McCusker@icrinc.com

ICR, Inc.
Bo Park
Managing Director
917-596-4353
bo.park@icrinc.com